                                                                   EXHIBIT 99.2

                             NABISCO HOLDINGS CORP.
                                 NABISCO, INC.

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 (Dollars in Millions Except Per Share Amounts)

                                                               Nine Months                 Nine Months
                                                                  Ended                       Ended
                                                           September 30, 2000          September 30, 1999
                                                         ----------------------      ----------------------
                                                         Nabisco                     Nabisco
                                                         Holdings       Nabisco      Holdings       Nabisco
                                                         --------       -------      --------       -------
Net sales.............................................    $6,580         $6,580       $5,935         $5,935
                                                          ------         ------       ------         ------
Costs and expenses:
   Cost of products sold..............................     3,594          3,594        3,249          3,249
   Selling, advertising, administrative and
      general expenses................................     2,231          2,209        2,021          2,021
   Amortization of trademarks and goodwill............       165            165          161            161
   Restructuring credit...............................       (27)           (27)         (59)           (59)
                                                          ------         ------       ------         ------
        Operating  income.............................       617            639          563            563
Interest and debt expense.............................      (213)          (213)        (193)          (193)
Other income (expense), net...........................       (10)           (10)         (22)           (22)
                                                          ------         ------       ------         ------
        Income before income taxes....................       394            416          348            348
Provision for income taxes............................       158            165          130            130
                                                          ------         ------       ------         ------
        Net income before extraordinary item..........       236            251          218            218
Extraordinary item--loss on early extinguishment of
   debt, net of $2 million income taxes...............        --             --           (3)            (3)
                                                          ------         ------       ------         ------
        Net income....................................    $  236         $  251       $  215         $  215
                                                          ======         ======       ======         ======

Basic net income (loss) per common share:
   Income before extraordinary item...................    $  .89                      $  .82
   Extraordinary item.................................        --                        (.01)
                                                          ------                      ------
        Net income....................................    $  .89                      $  .81
                                                          ======                      ======

Diluted net income (loss) per common share:
   Income before extraordinary item...................    $  .88                      $  .82
   Extraordinary item.................................        --                        (.01)
                                                          ------                      ------
        Net income....................................    $  .88                      $  .81
                                                          ======                      ======

Dividends declared per common share...................    $.5625                      $.5625
                                                          ======                      ======
Average number of common shares outstanding
   (in thousands):
   Basic..............................................   264,843                     264,676
                                                         =======                     =======
   Diluted............................................   268,001                     266,867
                                                         =======                     =======


            See Notes to Consolidated Condensed Financial Statements.

                             NABISCO HOLDINGS CORP.
                                  NABISCO, INC.

           CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
                              (Dollars in Millions)

                                                                       Three Months              Three Months
                                                                          Ended                     Ended
                                                                       September 30,             September 30,
                                                                           2000                      1999
                                                                    -------------------       -------------------
                                                                    Nabisco                   Nabisco
                                                                    Holdings    Nabisco       Holdings    Nabisco
                                                                    --------    ------        --------    -------
Net income.........................................................  $ 78        $ 93          $ 114       $ 114
                                                                     ----        ----          -----       -----

Other comprehensive (loss):
   Cumulative translation adjustment...............................    (4)         (4)           (17)        (17)
   (Provision) benefit for income taxes............................    --          --             --          --
                                                                     ----        ----          -----       -----
Other comprehensive (loss), net of income tax......................    (4)         (4)           (17)        (17)
                                                                     ----        ----          -----       -----
Comprehensive income...............................................  $ 74        $ 89          $  97       $  97
                                                                     ====        ====          =====       =====

                                                                        Nine Months               Nine Months
                                                                          Ended                     Ended
                                                                       September 30,             September 30,
                                                                           2000                      1999
                                                                    -------------------       -------------------
                                                                    Nabisco                   Nabisco
                                                                    Holdings    Nabisco       Holdings    Nabisco
                                                                    --------    ------        --------    -------
Net income.........................................................  $236        $251          $ 215       $ 215
                                                                     ----        ----          -----       -----

Other comprehensive income (loss):
   Reclassification of cumulative translation losses related
      to businesses sold included in net income....................    51          51             --          --
   Cumulative translation adjustment...............................   (31)        (31)          (133)       (133)
   (Provision) benefit for income taxes............................    --          --             --          --
                                                                     ----        ----          -----       -----
Other comprehensive income (loss), net of income tax.............      20          20           (133)       (133)
                                                                     ----        ----          -----       -----
Comprehensive income...............................................  $256        $271          $  82       $  82
                                                                     ====        ====          =====       =====




            See Notes to Consolidated Condensed Financial Statements.

                             NABISCO HOLDINGS CORP.
                                  NABISCO, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                              (Dollars in Millions)

                                                                                   Nine Months            Nine Months
                                                                                      Ended                 Ended
                                                                                  Sept. 30, 2000        Sept. 30, 1999
                                                                                ------------------    -------------------
                                                                                Nabisco               Nabisco
                                                                                Holdings   Nabisco    Holdings   Nabisco
                                                                                --------   -------    --------   -------
Cash flows from (used in) operating activities:
   Net income..................................................................   $ 236     $ 251       $ 215    $ 215
   Adjustments to reconcile net income to net cash flows from operating activities:
        Depreciation of property, plant and equipment..........................     200       200         198      198
        Amortization of intangibles............................................     165       165         161      161
        Deferred income tax provision..........................................      30        33          27       27
        Restructuring credit...................................................     (27)      (27)        (59)     (59)
        Restructuring payments.................................................     (46)      (46)        (65)     (65)
        Accounts receivable, net...............................................      49        49         (49)     (49)
        Inventories............................................................    (108)     (108)       (184)    (184)
        Prepaid expenses and other current assets..............................      (8)       (8)         (8)      (8)
        Accounts payable.......................................................    (259)     (259)       (109)    (109)
        Accrued liabilities....................................................      72        53          94       89
        Income taxes accrued...................................................      75        83         (21)     (21)
        Extraordinary loss on early retirement of debt, net....................      --        --           3        3
        Other, net.............................................................      25        25         (13)     (13)
                                                                                  -----     -----        ----     ----
      Net cash flows from operating activities.................................     404       411         190      185
                                                                                  -----     -----        ----     ----
Cash flows from (used in) investing activities:
   Capital expenditures........................................................    (131)     (131)       (150)    (150)
   Proceeds from sale of assets................................................      31        31          27       27
   Acquisition of business.....................................................      --        --        (107)    (107)
   Investment in Finalrealm transactions.......................................    (151)     (151)         --       --
                                                                                  -----     -----        ----     ----
      Net cash flows (used in) investing activities............................    (251)     (251)       (230)    (230)
                                                                                  -----     -----        ----     ----
Cash flows from (used in) financing activities:
   Net proceeds from the issuance of long-term debt............................     111       111         497      497
   Repayments of long-term debt................................................    (222)     (222)       (324)    (324)
   Increase (decrease) in notes payable........................................     133       133          (8)      (8)
   Dividends paid on common stock..............................................    (149)     (149)       (146)    (146)
   Repurchases of Class A common stock.........................................     (13)       --         (12)      --
   Proceeds from exercise of Class A common stock options......................      20        --           7       --
                                                                                  -----     -----        ----     ----
      Net cash flows from (used in) financing activities.......................    (120)     (127)         14       19
                                                                                  -----     -----        ----     ----
Effect of exchange rate changes on cash and cash equivalents...................      (3)       (3)         (9)      (9)
                                                                                  -----     -----        ----     ----
      Net change in cash and cash equivalents..................................      30        30         (35)     (35)
Cash and cash equivalents at beginning of period...............................     110       110         111      111
                                                                                  -----     -----        ----     ----
Cash and cash equivalents at end of period.....................................   $ 140     $ 140       $  76    $  76
                                                                                  =====     =====        ====     ====
Income taxes paid, net of refunds..............................................   $  53     $  53       $ 126    $ 126
Interest paid..................................................................   $ 211     $ 211       $ 204    $ 204


            See Notes to Consolidated Condensed Financial Statements.

                             NABISCO HOLDINGS CORP.
                                  NABISCO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                              (Dollars in Millions)

                                                                                  September 30, 2000   December 31, 1999
                                                                                  ------------------   -----------------
                                                                                  Nabisco               Nabisco
                                                                                  Holdings   Nabisco    Holdings  Nabisco
                                                                                  --------   -------    --------  -------
  ASSETS
  Current assets:
     Cash and cash equivalents .................................................  $   140    $   140    $   110    $   110
     Accounts receivable, net of allowance for doubtful accounts of $39 and $52,
        respectively............................................................      555        555        681        681
     Intercompany receivable from Nabisco Holdings .............................       --          4         --         --
     Deferred income taxes .....................................................      111        111        116        116
     Inventories ...............................................................      951        951        898        898
     Prepaid expenses and other current assets .................................       72         72         79         79
                                                                                  -------    -------    -------    -------
          Total current assets .................................................    1,829      1,833      1,884      1,884
                                                                                  -------    -------    -------    -------
  Property, plant and equipment--at cost .......................................    4,997      4,997      5,053      5,053
  Less accumulated depreciation ................................................   (2,055)    (2,055)    (1,966)    (1,966)
                                                                                  -------    -------    -------    -------
     Net property, plant and equipment .........................................    2,942      2,942      3,087      3,087
                                                                                  -------    -------    -------    -------
  Trademarks, net of accumulated amortization of $1,298 and $1,197, respectively    3,343      3,343      3,443      3,443
  Goodwill, net of accumulated amortization of $1,060 and $1,023, respectively..    3,045      3,045      3,159      3,159
  Other assets and deferred charges ............................................      451        451        134        134
                                                                                  -------    -------    -------    -------
                                                                                  $11,610    $11,614    $11,707    $11,707
                                                                                  =======    =======    =======    =======

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Notes payable .............................................................  $    80    $    80    $    39    $    39
     Accounts payable ..........................................................      359        359        642        642
     Accrued liabilities .......................................................    1,089      1,040      1,020        970
     Intercompany payable to Nabisco Holdings ..................................       --         --         --          7
     Current maturities of long-term debt ......................................      100        100        158        158
     Income taxes accrued ......................................................      173        181        104        104
                                                                                  -------    -------    -------    -------
          Total current liabilities ............................................    1,801      1,760      1,963      1,920
                                                                                  -------    -------    -------    -------
  Long-term debt (less current maturities) .....................................    3,834      3,834      3,892      3,892
  Other noncurrent liabilities .................................................      783        780        744        744
  Deferred income taxes ........................................................    1,143      1,143      1,176      1,176
  Stockholders' equity:
     Class A common stock (51,819,593 and 51,412,707 shares issued and
        outstanding at September 30, 2000 and December 31, 1999, respectively)..        1       --            1       --
     Class B common stock (213,250,000 shares issued and outstanding at
        September 30, 2000 and December 31, 1999)...............................        2       --            2       --
     Paid-in capital ...........................................................    4,097      4,141      4,093      4,141
     Retained earnings .........................................................      224        229        148        127
     Accumulated other comprehensive income (loss) .............................     (273)      (273)      (293)      (293)
     Treasury stock, at cost ...................................................       --         --        (17)        --
     Notes receivable on common stock purchases ................................       (2)        --         (2)        --
                                                                                  -------    -------    -------    -------
          Total stockholders' equity ...........................................    4,049      4,097      3,932      3,975
                                                                                  -------    -------    -------    -------
                                                                                  $11,610    $11,614    $11,707    $11,707
                                                                                  =======    =======    =======    =======


            See Notes to Consolidated Condensed Financial Statements.

                             NABISCO HOLDINGS CORP.
                                  NABISCO, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Note 1--Interim Reporting and Results of Operations

General

         For interim reporting purposes, certain costs and expenses are charged to operations in proportion to the estimated total annual amount expected to be incurred. The results for the three and nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the year ended December 31, 2000.

         In management's opinion, the accompanying unaudited consolidated condensed financial statements (the "Consolidated Condensed Financial Statements") of Nabisco Holdings Corp. ("Nabisco Holdings") and Nabisco, Inc. ("Nabisco" together with Nabisco Holdings, the "Companies") contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented. The Consolidated Condensed Financial Statements should be read in conjunction with the consolidated financial statements and footnotes included in the Annual Report on Form 10-K of Nabisco Holdings and Nabisco, as amended, for the year ended December 31, 1999.

         Certain prior period amounts have been reclassified to conform to the current period presentation.

Business Disposals

         In April 2000, Nabisco joined Finalrealm Limited ("Finalrealm"), a consortium of investors, which acquired the equity of United Biscuits (Holdings) plc ("UB"), a United Kingdom company. At that time, Nabisco invested approximately $45 million in cash in DeluxeStar Limited ("DeluxeStar"), an affiliate of Finalrealm. In July 2000, Nabisco sold its operations in Spain, Portugal and the Middle East, which included $10 million in cash and cash equivalents, to DeluxeStar and agreed to pay an additional $41 million in cash to Finalrealm. In exchange for the total cash consideration and businesses sold, Nabisco received mandatorily redeemable discounted preferred stock from DeluxeStar and warrants from Bladeland Limited ("Bladeland"), the indirect parent company of Finalrealm and DeluxeStar. The discounted preferred stock and warrants were fair valued at approximately $277 million based on a valuation opinion received from an independent investment banker. The discounted preferred stock accretes non-cash dividend income at an annual rate of 11.72% and is mandatorily redeemable in 2049. The discounted preferred stock converts into 26.51% of the common equity of Bladeland upon the future exercise of the warrants. The warrants are exercisable at maturity, which is in 25 years, upon an initial public offering by Bladeland, or upon a change of control in Bladeland, in which the ownership of the equity investors becomes less than 50%. These securities are being accounted for on a cost basis.

         The sale of operations resulted in the recognition of a pre-and-after tax loss of approximately $18 million that was recorded in selling, advertising, administrative and general expenses in the quarter ended June 30, 2000. In 1999, these operations had annual net sales of approximately $290 million.

         As a result of the transaction, Nabisco recorded $12 million of investor financing fee income during the third quarter of 2000 in other income (expense), net.

Business Acquisitions

         In July 2000, Nabisco acquired UB's operations in China, Hong Kong and Taiwan for approximately $99 million as part of its agreement to join the consortium of investors discussed above. In 1999, these operations had annual net sales of approximately $66 million.

         In November 1999, Nabisco acquired certain assets and liabilities of Favorite Brands International, Inc., a company operating under Chapter 11 of Title 11 of the U.S. Code. As of June 30, 2000, the purchase price allocation was completed and resulted in total goodwill of $106 million, an increase of $38 million from December 31, 1999. The after-tax net increase in goodwill consisted of:

(in millions)
-------------
Fair value adjustments to:
   Property, plant and equipment..............................    $16
   Certain working capital items..............................     12
Severance accruals............................................      5
Contract exit cost accruals...................................      5
                                                                  ---
                                                                  $38
                                                                  ===

Recently Issued Accounting Pronouncements

         During the second quarter of 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS")
No. 133, Accounting for Derivative Instruments and Hedging Activities.
SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Nabisco Holdings and Nabisco will adopt SFAS 133, as amended, on January 1, 2001 but have not yet determined the impact that such adoption or subsequent application will have on their financial position or results of operations.

         In December 1999, The Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. Nabisco Holdings and Nabisco are required to adopt SAB No. 101, as amended, in the fourth quarter of 2000. SAB No. 101 provides additional guidance on revenue recognition, as well as criteria for when certain revenue is generally realized and earned, and also requires the deferral of incremental direct selling costs. Nabisco Holdings and Nabisco have determined that the impact of adoption or subsequent application of SAB No. 101 will not have a material effect on their financial positions or results of operations.

         During the second quarter 2000, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 00-14, Accounting for Certain Sales Incentives. EITF
No. 00-14 addresses the recognition, measurement and statement of income classification of various sales incentives and will be effective for the fourth quarter of 2000. Nabisco Holdings and Nabisco have determined that the impact of adoption will be a reduction of approximately 1% to 2% on their net sales, with no impact on either company's net income. Certain sales incentives, principally for consumer coupon redemption expenses, currently included in selling, advertising, administrative and general expenses will be reclassified as a reduction of net sales and, upon adoption, prior period amounts will be restated for comparative purposes.

         In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which replaced SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. Nabisco Holdings and Nabisco will adopt SFAS No. 140 for transactions occurring after March 31, 2001. Nabisco Holdings and Nabisco have not yet determined the impact that such adoption or subsequent application will have on their financial positions or results of operations.

1998 Restructuring Charges

         In the second and fourth quarters of 1998, Nabisco recorded restructuring charges of $406 million ($268 million after tax) and $124 million ($94 million after tax), respectively. In the second quarter of 2000, Nabisco recorded a net reduction of $27 million in the previously recorded restructuring expense due to higher than anticipated proceeds from assets sold and lower than anticipated spending primarily in severance programs. This restructuring credit combined with the $67 million net restructuring credit recorded in 1999 resulted in a total net charge for the 1998 restructuring programs of $436 million ($296 million after tax). These restructuring programs were undertaken to streamline operations and improve profitability and have resulted in the elimination of approximately 6,900 employee positions.

         The June 1998 program was completed in 1999 and the December 1998 program was completed as of June 30, 2000.

         The key elements of the restructuring programs were:

                                                   Severance       Contract          Asset      Other Exit
In Millions                                      and Benefits    Terminations     Impairments     Costs       Total
-----------                                      ------------    ------------     -----------   ----------    -----
Sales force reorganizations....................     $  37            $  3           $  --         $ --        $ 40
Distribution reorganizations...................        16               8               9           --          33
Staff reductions...............................        83              --               3           --          86
Manufacturing costs reduction initiatives......        22              --               8           --          30
Plant closures.................................        46               3             217           15         281
Product line rationalizations..................         4               4              20           32          60
                                                    -----            ----           -----         ----       -----
      Total 1998 restructuring reserves........       208              18             257           47         530
1999 net restructuring credit..................       (50)              1             (14)          (4)        (67)
2000 net restructuring credit..................        (4)             (3)            (21)           1         (27)
                                                    -----            ----           -----         ----       -----
      Total program reserves...................       154              16             222           44         436
                                                    -----            ----           -----         ----       -----
Charges and Payments:
Cumulative through December 31, 1999...........      (132)            (14)           (233)         (35)       (414)
Six months ended June 30, 2000.................       (22)             (2)             11           (9)        (22)
                                                    -----            ----           -----         ----       -----
      Total charges and payments, net of cash
         proceeds..............................      (154)            (16)           (222)         (44)       (436)
                                                    -----            ----           -----         ----       -----
Program reserves as of June 30, 2000...........     $  --            $ --           $  --         $ --       $  --
                                                    =====            ====           =====         ====       =====

         The key elements of the restructuring programs, after the restructuring credits of $94 million were:

                                                   Severance       Contract          Asset      Other Exit
In Millions                                      and Benefits    Terminations     Impairments     Costs       Total
-----------                                      ------------    ------------     -----------   ----------    -----
Sales force reorganizations.....................     $ 16             $ 3            $ --          $--        $ 19
Distribution reorganizations....................       10               4              (2)          --          12
Staff reductions................................       56               1               3           --          60
Manufacturing costs reduction initiatives.......       19              --               8           --          27
Plant closures..................................       51               3             192           15         261
Product line rationalizations...................        2               5              21           29          57
                                                     ----             ---            ----          ---        ----
      Total restructuring charges...............     $154             $16            $222          $44        $436
                                                     ====             ===            ====          ===        ====

         Total charges and payments include net cash expenditures, non-cash charges primarily for asset impairments and committed severance and benefits to be paid. The total cash payments, net of cash proceeds applied against the restructuring reserves totaled $122 million, which is comprised of cumulative cash expenditures of $170 million and cumulative cash proceeds of $48 million. For the nine months ended September 30, 2000, cash payments, net of cash proceeds totaled $19 million, which is comprised of $46 million of cash expenditures and $27 million of cash proceeds which were applied against the restructuring reserves. Although projects have been completed, proceeds to be collected and certain cash payments, primarily severance and benefits that are paid over time, are being transacted after the program completion dates. This is expected to result in a net cash inflow of approximately $7 million subsequent to September 30, 2000.

Note 2--Change of Control

         On June 25, 2000, the board of directors of Nabisco Group Holdings Corp. ("NGH") approved two major transactions: (1) the sale of NGH's 80.5% interest in Nabisco Holdings to Philip Morris Companies, Inc. (the "Nabisco Sale") pursuant to a merger in which Philip Morris will acquire all of the outstanding Nabisco Holdings common stock for $55 per share (the "Nabisco Holdings merger"), and (2) the subsequent acquisition of NGH by R.J. Reynolds Tobacco Holdings, Inc. ("RJR") pursuant to a merger in which RJR will acquire all of the outstanding NGH common stock for $30 per share (the "NGH merger"). Completion of the Nabisco Holdings merger is subject to customary closing conditions, including receipt of regulatory approvals. Completion of the NGH merger is also subject to customary closing conditions, including receipt of regulatory approvals and is conditioned on the completion of the Nabisco Sale. There can be no assurance that such approvals will be obtained. On October 27, 2000 the stockholders of NGH approved the acquisition of Nabisco Holdings by Philip Morris and the subsequent acquisition of NGH by RJR as discussed in
Note 5--Subsequent Events. The transactions are expected to close during the fourth quarter of 2000.

         The sale of Nabisco Holdings requires approval by holders of a majority of the outstanding shares of NGH common stock because the Nabisco Holdings shares constitute substantially all of the assets of NGH. NGH has entered into a voting and indemnity agreement with Philip Morris with respect to the sale of Nabisco Holdings which generally provides that, subject to receiving approval of the sale of Nabisco Holdings from NGH stockholders, NGH will promptly vote in favor of the Nabisco Holdings merger. The approval by NGH, as discussed above, is the only Nabisco Holdings stockholder approval required to complete the Nabisco Holdings merger.

         All costs and expenses incurred in connection with the Nabisco Holdings merger agreement and related transactions will be paid by the company incurring such costs or expenses, except that Nabisco Holdings and NGH have agreed that Nabisco Holdings will be responsible for fees and expenses of the financial, legal and other advisors to Nabisco Holdings and NGH up to $50 million, and NGH will be responsible for all such fees and expenses in excess of $50 million.

         In connection with the Nabisco Holdings merger and the NGH merger, Nabisco Holdings incurred costs during the third quarter of 2000 of $21 million for financial, legal and other advisor fees. In addition, in accordance with the terms of the Nabisco Holdings merger agreement, and upon depletion of its existing treasury stock inventory, Nabisco Holdings paid cash to satisfy the excess of the market price of Nabisco Holdings stock at the time of exercise, over the exercise price of Nabisco Holdings stock options. As a result, Nabisco Holdings and Nabisco recognized compensation expense of $28 million during the third quarter and first nine months of 2000. These costs have been classified as selling, advertising, administrative and general expenses in the accompanying Consolidated Condensed Statements of Income.

Note 3--Inventories

         The major classes of inventory are shown in the table below:

                                                   September 30,   December 31,
In Millions                                            2000           1999
-----------                                        ------------    -----------
Finished products.................................     $605           $551
Raw materials.....................................      211            199
Work in process...................................       32             45
Other.............................................      103            103
                                                       ----           ----
                                                       $951           $898
                                                       ====           ====


Note 4--Segment Reporting

         Nabisco Holdings is a holding company whose subsidiaries are engaged in the manufacture, distribution and sale of cookies, crackers and other food products. Nabisco Holdings is organized and reports its results of operations in three business segments: Nabisco Biscuit Company, the Nabisco Foods Company and the International Food Group which are segregated by both product and geographic area.

         The Company evaluates performance and allocates resources based on operating company contribution ("OCC"). OCC for each reportable segment is operating income before amortization of intangibles and exclusive of a restructuring credit, loss on sale of businesses, restructuring-related expenses and costs associated with the Nabisco Holdings merger and the NGH merger. Such costs include the cash buyout of exercised Nabisco Holdings stock options and financial, legal and other advisor fees.

                                                                Three Months                   Nine Months
                                                             Ended September 30,           Ended September 30,
                                                            ---------------------         --------------------
In Millions                                                  2000           1999           2000          1999
-----------                                                 ------         ------         ------        ------
Net sales from external customers:
   Nabisco Biscuit Company................................. $  962         $  924         $2,779        $2,688
   Nabisco Foods Company...................................    748            545          2,112         1,527
   International Food Group................................    543            588          1,689         1,720
                                                            ------         ------         ------        ------
        Total.............................................. $2,253         $2,057         $6,580        $5,935
                                                            ======         ======         ======        ======

Segment operating company contribution:
   Nabisco Biscuit Company................................. $  161         $  136         $  439        $  386
   Nabisco Foods Company...................................    100             74            271           196
   International Food Group................................     40             49            112           129
                                                            ------         ------         ------        ------
Total segment operating company contribution...............    301            259            822           711
Cash buyout of exercised Nabisco Holdings stock options....    (28)            --            (28)           --
Financial, legal and other advisor fees....................    (21)            --            (21)           --
Loss on sale of businesses.................................     --             --            (18)           --
Restructuring credit.......................................     --             59             27            59
Restructuring-related expenses.............................     --            (12)            --           (46)
Amortization of trademarks and goodwill....................    (55)           (54)          (165)         (161)
                                                            ------         ------         ------        ------
Consolidated operating income..............................    197            252            617           563
Interest and debt expense..................................    (71)           (64)          (213)         (193)
Other income (expense), net................................      1             (7)           (10)          (22)
                                                            ------         ------         ------        ------
Income before income taxes................................. $  127         $  181         $  394        $  348
                                                            ======         ======         ======        ======


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


Note 5--Subsequent Events

         On October 27, 2000, the stockholders of NGH approved the acquisition of Nabisco Holdings by Philip Morris and the subsequent acquisition of NGH by RJR.

         In November 2000, Nabisco signed definitive agreements for the sale of its domestic breath mints, gum, dry mix dessert and baking powder businesses. These transactions are conditioned on completion of the acquisition of Nabisco Holdings by Philip Morris, and are subject to customary closing conditions, including receipt of regulatory approvals. In 1999, these businesses had net sales and operating income of approximately $314 million and $96 million, respectively.









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